Exhibit 4.2
*
TRUST INDENTURE AND
SECURITY AGREEMENT
(GATX TRUST NO. 2008-2)
Dated as of November 6, 2008
between
GATX CORPORATION,
as Owner
and
U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee
Assorted Railroad Tank
Cars, Gondola Cars and Freight Cars

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

Page
11.11. Headings	42
11.12. Governing Law	42
11.13. Normal Commercial Relations	43
11.14. No Recourse Against Others	43
EXHIBIT A -     Form of Trust Indenture Supplement
APPENDIX A - Definitions
ANNEX A -       Amortization Schedules

iii

TRUST INDENTURE AND SECURITY AGREEMENT
(GATX TRUST NO. 2008-2)
     THIS TRUST INDENTURE AND SECURITY AGREEMENT (GATX Trust No. 2008-2) dated as of November 6, 2008 (this “Indenture”), between GATX CORPORATION (the “Owner”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder and any successor appointed in accordance with the terms hereof (herein called the “Indenture Trustee”);
W I T N E S S E T H:
     WHEREAS, the Owner and the Indenture Trustee desire by this Indenture, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes, and (ii) to provide for the assignment, mortgage and pledge by the Owner to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of, and the grant of a security interest in, all of the Owner’s right, title and interest in and to the Equipment and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, in trust, as security for, among other things, the Owner’s obligations for the equal and ratable benefit of the holders of the Equipment Notes; and
     WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Owner and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.
GRANTING CLAUSE
     NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of and interest and Make-Whole Amount, if any, on and all other amounts due with respect to, the Equipment Notes from time to time outstanding hereunder and the performance and observance by the Owner of all the agreements, covenants and provisions herein, in the Participation Agreement and in the Equipment Notes all for the benefit of the holders of the Equipment Notes, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the Loan Participant, the Owner does hereby sell, assign, transfer, convey, mortgage, pledge, and confirm unto the Indenture Trustee, its successors and assigns, for the security and benefit of the holders of the Equipment Notes from time to time, a first priority security interest in and mortgage lien on all right, title and interest of the Owner in and to the following described property, rights, interests and privileges (which collectively, including all property hereafter required to be subjected to the Lien of this Indenture by any instrument supplemental hereto being herein called the “Indenture Estate”), to wit:
     (1) the Equipment, the Replacement Units and all substitutions therefor, all as more particularly described in the Indenture Supplements executed and delivered with respect to the Equipment or any such Replacement Units or any substitutions therefor, as provided in this Indenture;
     (2) all requisition proceeds with respect to the Equipment or any Unit thereof;

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     (3) all monies and securities now or hereafter paid or deposited or required to be paid or deposited with the Indenture Trustee pursuant to any term of this Indenture or the Participation Agreement or required to be held by the Indenture Trustee hereunder or thereunder;
     (4) any Permitted Lease assigned to the Indenture Trustee pursuant to Section 4.04(c); and
     (5) all proceeds of the foregoing.
     PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee shall not take or cause to be taken any action contrary to the Owner’s or any Permitted Lessee’s right hereunder to quiet enjoyment of the Equipment, and to possess, use, retain and control the Equipment and all revenues, income and profits derived therefrom.
     TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders of the Equipment Notes from time to time, without any priority of any one Equipment Note over any other, and for the uses and purposes, and subject to the terms and provisions, set forth in this Indenture.
     It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under each of the Indenture Agreements to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the holders of the Equipment Notes shall have no obligation or liability under any of the Indenture Agreements by reason of or arising out of this assignment, nor shall the Indenture Trustee or the holders of the Equipment Notes be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to any of the Indenture Agreements or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
     The Owner does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to the Owner under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises; provided that the Indenture Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     The Owner agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner will promptly and duly execute and deliver or cause to be executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem to be necessary in order to obtain the full benefits of this assignment and of the rights and powers herein granted.
     The Owner does hereby warrant and represent that, except as permitted in the Operative Agreements, it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee.
     IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
ARTICLE I
DEFINITIONS
     1.01. Certain Definitions. Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A hereto for all purposes of this Indenture. All references to articles, sections, clauses, schedules and appendices in this Indenture are to articles, sections, clauses, schedules and appendices in and to this Indenture unless otherwise indicated.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
ARTICLE II
THE EQUIPMENT NOTES
     2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:
___% EQUIPMENT NOTE
(Secured by Equipment owned by
GATX Corporation)
GATX Trust No. 2008-2 Series ___
Issued in Connection with certain Railroad Rolling Stock

No. ___	New York, New York
___,
$
     GATX CORPORATION (herein called the “Owner”) hereby promises to pay to U.S. BANK TRUST NATIONAL ASSOCIATION, as Pass Through Trustee, or its registered assigns, the principal sum of $                     (or such lesser amount as shall equal the unpaid principal amount of this Equipment Note), in lawful currency of the United States of America, in installments payable on the dates set forth in Exhibit A hereto, commencing                      and thereafter to and including                     ,___, each such installment to be in an amount equal to the corresponding percentage (if any) of the remaining principal amount hereof set forth in Exhibit A hereto, together with interest thereon on the amount of such principal amount remaining unpaid from time to time from and including the date hereof until such principal amount shall be due and payable, payable on each May 15 and November 15, commencing ___, 2009, to the maturity date hereof at ___% per annum (the “Debt Rate”) (computed on the basis of a 360-day year of twelve 30-day months). Interest on any overdue principal and (to the extent legally enforceable) on overdue interest shall be paid from the due date thereof at the Late Rate (computed on the basis of a 360-day year of twelve 30-day months), payable on demand.
     For purposes hereof, the term “Indenture” means the Trust Indenture and Security Agreement (GATX Trust No. 2008-2) dated as of November 6, 2008, between the Owner and U.S. Bank National Association (the “Indenture Trustee”), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.
     Payments with respect to the principal amount hereof, Make-Whole Amount, if any, and interest thereon shall be payable in U.S. dollars in immediately available funds at the principal corporate trust services office of the Indenture Trustee, or as otherwise provided in the Indenture. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of the final payment, this Equipment

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
Note shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Whenever the date scheduled for any payment to be made hereunder or under the Indenture shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
     Each holder hereof, by its acceptance of this Equipment Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued but unpaid interest on this Equipment Note then due, second, to the payment of the unpaid principal amount of this Equipment Note then due, third, to the payment of any Make-Whole Amount then due, and fourth, to the payment of the remaining outstanding principal amount of this Equipment Note; provided, that the Owner may only prepay this Equipment Note as provided in Sections 2.09, 3.02 and 3.03 of the Indenture.
     This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture and relates to the Units described in Indenture Supplement No. ___as Basic Group ___. The Indenture Estate is held by the Indenture Trustee as security for, among other things, the Equipment Notes. Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Equipment Note, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each holder hereof agrees by its acceptance of this Equipment Note.
     This Equipment Note is not subject to redemption or prepayment except as provided in Sections 2.09, 3.02 and 3.03 of the Indenture. The holder hereof, by its acceptance of this Equipment Note, agrees to be bound by said provisions. This Equipment Note may be accelerated as provided in Section 5.02 of the Indenture.
     This Equipment Note is a registered Equipment Note and is transferable, as provided in the Indenture, only upon surrender of this Equipment Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Equipment Note, the Owner and the Indenture Trustee may deem and treat the registered holder of this Equipment Note as the absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.
     THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR ANY SUCH APPLICABLE LAWS. THIS EQUIPMENT NOTE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     Each holder hereof by its acceptance of this Equipment Note agrees that the Indenture Trustee and its permitted successors and assigns shall under no circumstances be personally liable for any amount payable under this Equipment Note or under the Indenture or for any liability under the Indenture or the Participation Agreement except as provided in any Operative Agreement.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed by one of its authorized officers as of the date hereof.

GATX CORPORATION, as Owner
By:
Name:
Title:

[FORM OF INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is one of the Equipment Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:

Authorized Officer
[Insert the related Amortization Schedule from Annex A]

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     2.02. Terms of Equipment Notes. There shall be issued and delivered to the Loan Participant one Equipment Note of the relevant Series for each Basic Group identified in each Indenture Supplement executed and delivered in respect of the Units in the maturity, principal amount and bearing the interest at the Debt Rate, and the Equipment Notes related to each such Indenture Supplement shall be in an aggregate principal amount set forth on Schedule 4 to the Participation Agreement. Each such Equipment Note shall evidence the loan made by the Loan Participant to the Owner, each such Equipment Note to be substantially in the form set forth in Section 2.01, with deletions and insertions as appropriate, duly authenticated by the Indenture Trustee and dated the Closing Date, and as having been issued in connection with the Equipment under a related Indenture Supplement. The Equipment Notes will be issued in registered form only.
     The principal amount of and interest on each Equipment Note issued pursuant to the provisions of this Indenture shall be payable on each Payment Date, and in the case of the principal amount of such Equipment Note, in installments payable on the date and in the amounts set forth in Annex A hereto. Interest is payable on the Equipment Notes at the Debt Rate (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount thereof remaining unpaid from time to time from and including the immediately preceding Payment Date to but excluding the date of payment.
     Each Equipment Note shall bear interest, payable on demand, at the Late Rate (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any part of the principal amount, any Make-Whole Amount, if applicable, and, to the extent permitted by applicable law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).
     The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The Owner may from time to time execute and deliver Equipment Notes with respect to the Equipment to the Indenture Trustee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Indenture Trustee upon the written request of the Owner signed by an authorized officer of the Owner.
     No Equipment Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been authenticated by or on behalf of the Indenture Trustee by manual or facsimile signature.
     2.03. Method of Payment. (a)  The principal of and Make-Whole Amount, if any, interest on each Equipment Note and other amounts due under the Equipment Notes or hereunder will be payable in U.S. dollars in immediately available funds not later than 11:00 a.m. Chicago, Illinois time, on the due date thereof at the principal corporate trust services office of the Indenture Trustee or as otherwise directed in the manner provided herein and payment of such

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
amounts to the Indenture Trustee shall be deemed to satisfy the Owner’s obligation to make such payment. The Owner shall not have any responsibility for the distribution of such payment to any holder of an Equipment Note. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Indenture Trustee will pay, or cause to be paid, if so requested by any holder of an Equipment Note by written notice to the Owner and the Indenture Trustee, all amounts payable by the Owner hereunder to such holder or a nominee therefor either (i) by transferring by wire in immediately available funds prior to 2:00 p.m., Chicago, Illinois time on the due date of payment, to an account maintained by such holder with a bank in the United States the amount to be distributed to such holder or (ii) by mailing a check denominated in U.S. dollars to such holder at such address as such holder shall have specified in such notice. If the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the then applicable federal funds rate until such payment is made and the Indenture Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Indenture Trustee for cancellation promptly after such payment. Notwithstanding any other provision of this Indenture to the contrary, the Indenture Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Indenture Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m., Chicago, Illinois time, at the place of payment. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered holder of an Equipment Note, all payments to it shall be made to the account of such holder specified in Schedule 2 thereto and otherwise in the manner provided in or pursuant to the Participation Agreement unless it shall have specified some other account or manner of payment by notice to the Indenture Trustee consistent with this Section 2.03.
          (b) Whenever the date scheduled for any payment to be made hereunder or under any Equipment Note shall not be a Business Day, then such payment need not be made on such scheduled date but may be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.
          (c) The Indenture Trustee, as agent for the Owner, shall exclude and withhold at the appropriate rate from each payment of principal of, interest on, any Make-Whole Amount, if applicable, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.
          If a Note Holder which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed and accurate U.S. Internal Revenue Service Form W-8BEN, W-8EXP, W-8IMY or W-8ECI (or such successor form or forms as may be required by the United States Treasury Department) that is effective at the time a payment hereunder or under the Equipment Note(s) held by such holder is made and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate), the Indenture Trustee shall withhold only the amount, if any, required by law (after taking into account any applicable exemptions properly claimed by the Note Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder (x) which is a Non-U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), for each calendar year in which a payment is made (but prior to the making of any payment for such year), and has not notified the Indenture Trustee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Indenture Trustee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Indenture Trustee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United States federal income tax. If any Note Holder has notified the Indenture Trustee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Indenture Trustee agrees to withhold from each payment due to the relevant Note Holder United States federal withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.
          The Owner shall not have any liability for the failure of the Indenture Trustee to withhold United States federal taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.
     2.04. Application of Payments to Principal Amount and Interest. In the case of each Equipment Note, each payment of principal thereof and Make-Whole Amount, if any, and interest thereon shall be applied, first, to the payment of accrued but unpaid interest on such Equipment Note then due thereunder, second, to the payment of the unpaid principal amount of such Equipment Note then due thereunder, third, to the payment of any Make-Whole Amount then due thereon and fourth, to the payment of the remaining outstanding principal amount of

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
such Equipment Note; provided, that the Owner may only prepay such Equipment Note in accordance with the provisions of Section 2.09, 3.02 and 3.03 hereof.
     2.05. Termination of Interest in Indenture Estate. A Note Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and interest on all Equipment Notes held by such Note Holder and all other sums payable to such Note Holder hereunder and under such Equipment Notes and under the Participation Agreement shall have been paid in full.
     2.06. Transfer of Equipment Notes. The Indenture Trustee shall maintain at its corporate trust services office in Hartford, Connecticut or in the city in which the corporate trust office of a successor Indenture Trustee is located, a register (the “Equipment Note Register”) for the purpose of registering transfers and exchanges of Equipment Notes. A holder of an Equipment Note intending to transfer such Equipment Note to a new payee, or to exchange any Equipment Note or Equipment Notes of any Series held by it for an Equipment Note or Equipment Notes of a different denomination or denominations, may surrender such Equipment Note or Equipment Notes to the Indenture Trustee at such principal corporate trust administration office of the Indenture Trustee, together with a written request from such holder for the issuance of a new Equipment Note or Equipment Notes of such Series, specifying the denomination or denominations (each of which shall be not less than $1,000,000 or a whole multiple thereof or such smaller denomination as may be necessary due to the original issuance of Equipment Notes of the applicable maturity in an aggregate principal amount not evenly divisible by $1,000,000) of the same, and, in the case of a surrender for registration of transfer, the name and address of the transferee or transferees. Promptly upon receipt of such documents, the Owner will issue, and the Indenture Trustee will authenticate, a new Equipment Note or Equipment Notes in the same aggregate principal amount and dated the same date or dates as, with the same payment schedule, in the form set forth in Section 2.01 in the same maturity and bearing the same interest rate as the Equipment Note or Equipment Notes surrendered, in such denomination or denominations and payable to such payee or payees as shall be specified in the written request from such holder. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes shall be the valid obligations of the Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. The Indenture Trustee shall make a notation on each new Equipment Note or Equipment Notes of the amount of all payments or prepayments of principal and interest previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note or Equipment Notes is or are issued. From time to time, the Indenture Trustee will provide the Owner with such information as it may request as to the registered holders of Equipment Notes. The Owner shall not be required to exchange any surrendered Equipment Notes as above provided during the 10-day period preceding the due date of any payment on such Equipment Notes.
     Prior to the due presentment for registration of transfer of an Equipment Note, the Owner and the Indenture Trustee may deem and treat the registered holder of such Equipment Note as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes and shall not be affected by any notice to the contrary.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     The Indenture Trustee will promptly notify the Owner of each request for a registration of transfer of an Equipment Note. The Indenture Trustee will promptly cancel and destroy all Equipment Notes surrendered for transfer or exchange pursuant to this Section. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, (i) agrees to the provisions of this Indenture and the Participation Agreement applicable to Note Holders, including Sections 5.3, 7 and 9.1 of the Participation Agreement and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement and (ii)  shall be deemed to have made the representation and warranty set forth in Section 5.3(c) of the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.06, the Indenture Trustee and the Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.
     2.07. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note of any Series shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such Equipment Note, issue, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Equipment Note of such Series in the form set forth in Section 2.01, payable to the same holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the same date as the Equipment Note so mutilated, destroyed, lost or stolen. The Indenture Trustee shall make a notation on each new Equipment Note of the amount of all payments or prepayments of principal and interest theretofore made on the Equipment Note so mutilated, destroyed, lost or stolen and the date to which interest on such old Equipment Note has been paid. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Indenture Trustee and forwarded to the Owner by the Indenture Trustee. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Owner and the Indenture Trustee such security or indemnity as may be required by them to save the Owner and the Indenture Trustee harmless and evidence satisfactory to the Owner and the Indenture Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.
     2.08. Payment of Transfer Taxes. Upon the transfer of any Equipment Note or Equipment Notes pursuant to Section 2.06, the Owner or the Indenture Trustee may require from the party requesting such new Equipment Note or Equipment Notes payment of a sum to reimburse the Owner or the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection therewith.
     2.09. Prepayments.
          (a) Each Equipment Note of any Series shall be prepaid in whole or in part by the Owner on the date on which the Owner is required to make a payment under Section 4.06(b) in connection with the occurrence of an Event of Loss or the deemed occurrence of an Event of Loss with respect to any Unit or Units related to such Equipment Note if such Unit or Units are not replaced pursuant to Section 4.06(b)(i), at a price equal to the sum of (i) as to principal thereof, an amount equal to the product obtained by multiplying the aggregate unpaid principal amount of such Equipment Note as at such prepayment date (after deducting therefrom the

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
principal installment, if any, due on such date) by a fraction, the numerator of which shall be the Equipment Cost of such Unit or Units and the denominator of which shall be the aggregate Equipment Cost of all Units of the relevant Basic Group included in the Indenture Estate under the related Indenture Supplement immediately prior to such date, and (ii) as to interest, the aggregate amount of interest accrued and unpaid in respect of the principal amount to be prepaid pursuant to clause (i) above to but not including the date of prepayment, but without the payment of any Make-Whole Amount or other premium.
          (b) At any time all (but not less than all) of the Equipment Notes related to any Basic Group may be redeemed by the Owner upon at least 30 days’ revocable prior written notice to the Indenture Trustee, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued and unpaid interest thereon to, but not including, the date of redemption, and, in each case, all other amounts owed or then due and payable to the Note Holders under the Operative Agreements, plus Make-Whole Amount, if any. Upon the payment in full of all of the Equipment Notes related to any Basic Group and all other amounts due and payable under this Section 2.09(b), the Equipment of such Basic Group shall be released from the Lien of this Indenture.
     2.10. Redemptions; Notice of Redemption.
          (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture.
          (b) Notice of redemption with respect to the Equipment Notes shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable redemption date, to each Note Holder of the Equipment Notes to be redeemed, at such Note Holder’s address appearing in the Equipment Note Register; provided that, in the case of a redemption made pursuant to Section 2.09(b), such notice shall be revocable by written notice from the Owner to Indenture Trustee given not later than three days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date upon payment of the redemption price, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.
          (c) On or before the redemption date, the Owner (or any person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Indenture Trustee, deposit or cause to be deposited with the Indenture Trustee by 12:00 p.m. Chicago, Illinois time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.
          (d) Notice of redemption having been given and not revoked as aforesaid, the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.06, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of such Equipment Note shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.
     2.11. Equally and Ratably Secured. All Equipment Notes at any time outstanding under this Indenture shall be equally and ratably secured hereby without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of such Equipment Notes so that all Equipment Notes at any time issued and outstanding hereunder shall have the same rights, Liens and preferences under and by virtue of this Indenture.
ARTICLE III
RECEIPT, DISTRIBUTION AND APPLICATION OF
INCOME FROM THE INDENTURE ESTATE
     3.01. Basic Distribution. Except as otherwise provided in Section 3.02 and 3.03, each periodic payment of principal or interest on the Equipment Notes received by the Indenture Trustee shall be promptly distributed to the holders of the Equipment Notes to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on overdue principal or interest) then due, such distribution to be made ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due with respect to each such Equipment Note bears to the aggregate amount of payments then due under all such Equipment Notes. The portion of each such installment distributed to a holder of an Equipment Note shall be applied by such holder in payment of such Equipment Note in accordance with the terms of Section 2.04.
     3.02. Payments in the Event of Prepayment. (a)  Except as otherwise provided in Section 3.03, in the event of any prepayment of an Equipment Note or Notes, in whole or in part, in accordance with the provisions of Section 2.09 any amount received shall in each case be distributed and paid in the following order of priority: first, to the holders of such Equipment Note or Notes to pay the aggregate amount of the payment of principal, Make-Whole Amount, if any, and interest to be prepaid on such Equipment Note or Notes pursuant to Section 2.09, such prepayment to be made ratably to such Equipment Note or Notes to which such prepayment relates, without priority of one over any other, in the proportion that the amount to be prepaid on each such Equipment Note bears to the aggregate amount to be paid on all such Equipment Notes; and second, the balance, if any, of such amount remaining thereafter shall be distributed pursuant to Section 3.03 hereof.
          (b) Except as otherwise provided in Section 3.03 hereof, any amounts received directly or through the Owner from any governmental authority or other party pursuant to Section 4.06 with respect to any Unit as the result of an Event of Loss, to the extent that such

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
amounts are not at the time required to be paid to the Owner pursuant to said Section 4.06, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or through the Owner from any insurer pursuant to Section 4.08 with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Owner pursuant to said Section 4.08, shall be applied as provided in clause (a) of this Section 3.02 provided, however, that if a Replacement Unit or Units shall be substituted for the Unit or Units subject to such Event of Loss as provided in Section 4.06 hereof, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to the Indenture Trustee shall be held by the Indenture Trustee as permitted by Section 7.04 hereof (provided that such moneys shall be invested as provided in Section 7.04(b) hereof) as additional security for the obligations of Owner under Operative Agreements and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to the Owner at the Owner’s written request upon the release of such Unit or Units and the replacement thereof as provided herein. No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the redemption of the Equipment Notes as a result of an Event of Loss with respect to any Unit.
     3.03. Payments after Event of Default. Except as provided in Section 3.04 hereof, all payments received and amounts realized by the Indenture Trustee after an Event of Default shall have occurred and be continuing and after the Indenture Trustee has declared the Equipment Notes to be accelerated pursuant to Section 5.02 (or the Equipment Notes shall have otherwise become immediately due and payable as provided therein) or has elected to foreclose or otherwise exercise any remedies under this Indenture (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article V), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Event of Default shall be continuing, shall be distributed forthwith by the Indenture Trustee in the following order of priority:
     First, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any fees which are due and payable for its services under this Indenture and any tax, expense (including reasonable attorney’s fees) or other loss incurred by the Indenture Trustee (to the extent reimbursable and not previously reimbursed and to the extent incurred in connection with its duties as Indenture Trustee) shall be distributed to the Indenture Trustee;
     Second, so much of such payments or amounts as shall be required to reimburse the holders of the Equipment Notes for payments made by them to the Indenture Trustee pursuant to Section 6.03 (to the extent not previously reimbursed), and to pay such holders of the Equipment Notes the amounts payable to them pursuant to the provisions of the Participation Agreement or this Indenture (other than the sums referred to in clause Third below), shall be distributed to such holders of the Equipment Notes, without priority of one over the other, in accordance with the amount of the payment or payments made by, or payable to, each such holder;
     Third, so much of such payments or amounts remaining as shall be required to pay the principal of, and Make-Whole Amount, if any, and accrued interest (to the date of distribution) on all Equipment Notes, payable to the Note Holders, then due and payable,

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
whether by declaration of acceleration pursuant to Section 5.02 or otherwise, and in case the aggregate amount so to be distributed shall be insufficient to pay in full the aforesaid amounts, then, ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Equipment Notes held by each such Note Holders, plus the accrued but unpaid interest thereon to the date of distribution, bears to the aggregate unpaid principal amount of all Equipment Notes, plus the accrued but unpaid interest thereon to the date of distribution; and
     Fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner free and clear of the Lien of this Indenture.
     No Make-Whole Amount shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.
     3.04. Other Payments. Except as otherwise provided in Section 3.03, (a) any payments received by the Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement or elsewhere in this Article III, and (b) all payments received and amounts realized by the Indenture Trustee with respect to the Equipment to the extent received or realized at any time after payment in full of the principal of and interest and Make-Whole Amount, if any, on all Equipment Notes, as well as any other amounts remaining as part of the Indenture Estate after payment in full of the principal of and interest and Make-Whole Amount, if any, shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 3.03, except that in the case of any payment described in clause (b) above, such payment shall be distributed omitting clause “third” of such Section 3.03 on all Equipment Notes issued hereunder.
     Any payments received by the Indenture Trustee for which provision as to the application thereof is made in the Participation Agreement but not elsewhere in this Indenture shall be applied to the purposes for which such payments were made in accordance with the provisions of the Participation Agreement, as the case may be.
     3.05. Payments to the Owner. Any amounts to be distributed hereunder by the Indenture Trustee to the Owner shall be paid to the Owner (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner to the Indenture Trustee from time to time.
ARTICLE IV
COVENANTS OF THE OWNER
     4.01. Marking of Equipment.
          (a) Duty to Number and Mark Equipment. The Owner will, on or prior to the Closing Date, cause, and as soon as practicable after the date on which an Indenture Supplement is executed and delivered in respect of a Replacement Unit pursuant to Section 4.06(b), the Owner will cause, each Unit to be numbered with a reporting mark shown on the Indenture Supplement dated the date on which such Unit was delivered and covering such Unit, and will

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
from and after such date keep and maintain, plainly, distinctly, permanently and conspicuously marked by a plate or stencil printed in contrasting colors upon each side of each Unit, in letters not less than one inch in height, a legend substantially as follows:
     “OWNERSHIP SUBJECT TO A SECURITY AGREEMENT FILED WITH THE SURFACE TRANSPORTATION BOARD”
with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect the rights of the Indenture Trustee. Except as provided hereinabove, the Owner will not place any such Units in operation or exercise any control or dominion over the same until the required legend shall have been so marked on both sides thereof, and will replace promptly any such word or words in such legend which may be removed, defaced, obliterated or destroyed. The Owner will not change the reporting mark of any Unit except in accordance with a statement of new reporting marks to be substituted therefor, which statement shall be delivered by the Owner to the Indenture Trustee prior to or contemporaneously with such change. A supplement to this Indenture, with respect to such new reporting marks, shall, prior to or contemporaneously with the substitution of such reporting marks, be filed or recorded in all public offices where this Indenture shall have been filed or recorded. The costs and expenses of all such supplements, filings and recordings shall be borne by the Owner.
     4.02. Prohibition Against Certain Designations. Except as above provided, the Owner will not allow the name of any Person to be placed on any Unit as a designation that might reasonably be interpreted as a claim of ownership; provided, however, that subject to the delivery of the statement of new reporting marks specified in Section 4.01, the Owner may cause the Equipment to be lettered with the names or initials or other insignia customarily used by the Owner or any lessee under a Permitted Lease or any of their respective Affiliates on railroad equipment used by it of the same or a similar type for convenience of identification of the right of the Owner to use the Equipment hereunder or any permitted lessee to use the Equipment pursuant to a lease permitted hereby.
     4.03. Liens. The Owner will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Unit, title thereto or the Owner’s interest therein, except Permitted Liens and Liens described in Sections 5.1(a) and 5.1(b) of the Participation Agreement. The Owner shall promptly, at its own expense, take such action or cause such action to be taken as may be necessary to duly discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.
     4.04. Maintenance; Possession; Compliance with Laws.
          (a) Maintenance and Operation. The Owner, at its own cost and expense, shall maintain, repair and keep each Unit, (i) according to prudent industry practice, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent with maintenance practices used by the Owner in respect of equipment owned or leased by the Owner similar in type to such Unit, (iii) in accordance in all material respects with all manufacturer’s warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 4.07, (iv) in compliance in all material respects with any applicable laws and

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
regulations, including, without limitation, the Field Manual of the AAR, FRA rules and regulations and Interchange Rules as they apply to the maintenance and operation of the Equipment in interchange regardless of upon whom such applicable laws and regulations are nominally imposed and (v) in a condition mechanically suitable for interchange by an operator in revenue service; provided, however, that the Owner may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any reasonable manner which does not materially interfere with the use, possession or operation of any of the Units or materially adversely affect the rights or interests of the Indenture Trustee in the Equipment or hereunder or otherwise expose the Indenture Trustee or the Loan Participant to criminal sanctions. In no event shall the Owner discriminate as to the use or maintenance of any Unit (including the periodicity of maintenance or record keeping in respect of such Unit) as compared to equipment of a similar nature which the Owner owns or leases. The Owner will maintain all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Units required to be maintained in respect of any Unit.
          (b) Possession. The Owner shall be entitled to the possession of the Equipment and to the use of the Equipment by it or any Affiliate, in the United States and, subject to the remaining provisions of this Section 4.04(b) and Section 4.04(c), Canada and Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. In no event shall the Owner make use of any Equipment in any jurisdiction not included in the insurance coverage required by Section 4.07. Notwithstanding the foregoing, no more than 20% of the Units shall at any time be used or located in Mexico so long as Mexican law does not afford rights, remedies and protections to the Indenture Trustee comparable to U.S. law and unless the Owner shall first have taken all actions necessary so as to protect the interest of the Indenture Trustee in the Equipment in Mexico and shall have furnished the Indenture Trustee with an opinion of Mexican counsel, such counsel and opinion to be reasonably satisfactory to such parties, to the effect that all such filings and recordings of the related Operative Agreements have been taken and effected under Mexican law.
          (c) Lease. The Owner shall be entitled, without the prior approval of the Indenture Trustee, to enter into a lease for any Unit or Units (pursuant to a car service contract or otherwise) to, or to grant permission for the use thereof under car contracts by, (i) a railroad company or companies incorporated under the laws of the United States of America or any state thereof or the District of Columbia, Canada or any province thereof, or Mexico or any state thereof (subject in all cases to Section 4.04(b)), upon lines of railroad owned or operated by such railroad company or companies or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic or (ii) responsible companies (i.e., a company with which the Owner would do business in the ordinary course of the Owner’s business with respect to railcars which it owns, leases or manages) other than railroad companies for use in their business (leases to such lessees described in (i) and (ii) being herein referred to as “Permitted Leases”). All Permitted Leases shall include appropriate provisions so that such leases (i) either (A) shall in all events be expressly subject and subordinate to this Indenture and the rights and interests of Indenture Trustee and its respective successors and assigns hereunder or (B) shall be assigned to the Indenture Trustee, and its successors and assigns, as security for the Owner’s obligations under the Owner Agreements, shall not contain purchase options binding on the Owner without

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
action or consent by the Indenture Trustee, shall have been entered into on an arm’s-length basis and shall, on the date entered into, be on commercially reasonable terms and the Indenture Trustee and its successors and assigns agree to deliver a non-disturbance agreement to the relevant lessee, (ii) if such Permitted Lease is not expressly subject and subordinate to this Indenture, such Permitted Lease shall not be for a term which extends beyond the Final Maturity Date and (iii) contain inspection rights in favor of the Owner and its designees. In the event the Owner desires to lease one or more Units under a non-subject and subordinated Permitted Lease for a term which extends beyond the Final Maturity Date, the Owner will have the option to replace such Unit with another unit in accordance with and subject to the provisions of Section 4.06(b) and 4.06(c). No Permitted Lease entered into by the Owner hereunder shall relieve the Owner of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety. Nothing in this Section 4.04(c) shall be deemed to constitute permission to any Person in possession of any Unit pursuant to any such lease to take any action inconsistent with the terms and provisions of this Indenture or any of the other Operative Agreements. All reasonable costs and expenses of the Indenture Trustee (including, without limitation, reasonable legal fees, costs and expenses of special counsel) incurred in connection with any lease pursuant to this Section 4.04(c) shall be paid by the Owner.
          (d) Replacement for Valid Business Reasons. The Owner shall be entitled at any time (but not more than twice in any calendar year), provided no Material Default or Event of Default shall have occurred and be continuing, without the prior approval of the Indenture Trustee, when for valid business reasons arising in the ordinary course of business (including without limitation responding to customer requests, meeting subordination or assignment requirements, controlling foreign use and avoiding defaults), to replace any Unit or Units with another unit or units of either (x) the same car type or (y) other car types as may be approved by the Indenture Trustee (such approval not to be unreasonably withheld), in accordance with the provisions hereof and of Section 4.06(b)(i) and 4.06(c) by delivering to the Indenture Trustee, not less than 15 days prior to such replacement, a written notice stating that the Owner has exercised its option hereunder and advising the Indenture Trustee of the date on which the Unit to be replaced will be so replaced and appropriately identifying the Unit to be replaced and the Replacement Unit or Replacement Units. Such notice shall be accompanied by an Officer’s Certificate stating that such replacement is required for valid business reasons arising in the ordinary course of the Owner’s business and briefly setting forth the reasons therefor. On the date specified for replacement in the notice delivered by the Owner in connection therewith, the Owner shall make each Replacement Unit subject to the Lien of this Indenture, the Indenture Trustee shall release the replaced Unit from the Lien of this Indenture and the Indenture Trustee and the Owner shall deliver to each other such documents and other instruments as are required by Section 4.06(c).
     4.05. Modifications.
          (a) Required Modifications. In the event the AAR, the United States Department of Transportation, or any other United States or state governmental agency or any other applicable law requires that any Unit be altered, replaced or modified whether such requirement is imposed on the owner or for use in the ordinary course by an operator in accordance with the terms hereof (a “Required Modification”), the Owner agrees to make such Required Modification at its own expense; provided, however, that the Owner may, in good faith

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Unit or materially adversely affect the rights or interests of the Indenture Trustee in the Equipment or hereunder or otherwise expose the Indenture Trustee or the Loan Participant to criminal sanctions. Notwithstanding anything herein to the contrary, if the Owner determines in good faith that any Required Modification to a Unit would be economically impractical, in lieu of making the Required Modification as provided above, the Owner may provide written notice of such determination to the Indenture Trustee and treat such Unit as if an Event of Loss had occurred as of the date of such written notice with respect to such Unit and in such event the provisions of Sections 4.06(b) and 4.06(c) shall apply with respect to such Unit; provided that the Owner shall not discriminate against such Unit in making such determination of economic impracticality as compared with other equipment of the same type as such Unit which is owned or leased by the Owner.
          (b) Optional Modifications. The Owner at any time may in its discretion and at its own cost and expense modify, alter or improve any Unit in a manner which is not required by Section 4.05(a) (a “Modification”); provided that no Modification shall diminish the fair market value, utility or remaining economic useful life of such Unit below the fair market value, utility, or remaining economic useful life thereof immediately prior to such Modification, in any non de minimis respect, assuming such Unit was then in the condition required to be maintained by the terms of this Indenture, provided that the Owner shall not discriminate against such Unit in making such modification, alteration or improvement as compared with other equipment of the same type as the Unit and which are owned or leased by the Owner. If the Owner shall at its cost cause any Severable Modifications to be made to any Unit, the Owner may, at any time, remove such Severable Modifications at its cost and expense and the Owner shall, at its expense, repair any damage resulting from the removal of any such Severable Modifications in a manner consistent with Section 4.04(a).
          (c) Additions Subject to Indenture. All parts incorporated or installed in or attached or added to the Equipment pursuant to Section 4.05(a) and all Non-Severable Modifications made pursuant to Section 4.05(b) shall, without further act, become subject to the Lien of this Indenture.
          (d) Removal of Property; Replacements. The Owner may, in the ordinary course of maintenance or repair of any Unit, remove any item of property constituting a part of such Unit, and unless the removal of such item is required by Section 4.05(a) hereof, the Owner shall replace such item as promptly as practicable by an item of property that is free and clear of all Liens (other than Permitted Liens) and in as good operating condition as, and with a fair market value, utility and remaining economic useful life at least equal to, the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Indenture. All items at any time removed from such Unit in the ordinary course of maintenance and repair as provided in the preceding sentence shall remain subject to the Lien of this Indenture, no matter where located, until such time as such items shall be replaced in accordance with the terms specified above. Upon any replacement item of property becoming incorporated or installed in or attached to any Unit, without further act, (i) such replacement part shall become subject to the Lien of this Indenture and (ii) the replaced item of property shall no longer be subject to the Lien of this Indenture. Upon request of the Owner, the

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
Indenture Trustee shall, at the Owner’s expense, execute and deliver to the Owner such documents as may be reasonably required to evidence the release of any replaced item of property from the Lien of this Indenture.
     4.06. Loss, Destruction, Requisition, Etc.
          (a) Event of Loss. In the event that (a) any Unit (i) shall suffer damage or contamination which, in the Owner’s reasonable judgment (as evidenced by an Officers’ Certificate to such effect), makes repair uneconomic or renders such Unit unfit for commercial use, (ii) shall suffer destruction, or shall suffer theft or disappearance (after reasonable efforts by the Owner to locate the same) for a period exceeding 12 months, (iii) shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (iv) shall have title thereto taken or appropriated by any governmental authority, agency or instrumentality under the power of eminent domain or otherwise, or (v) shall be taken or requisitioned for use by any governmental authority or any agency or instrumentality thereof other than of the United States or Canada under the power of eminent domain or otherwise for a period in excess of 365 days or (b) the Owner makes the determination set forth in Section 4.05(a) (any such occurrence being hereinafter called an “Event of Loss”), the Owner, in accordance with the terms of Section 4.06(b), shall promptly and fully inform the Indenture Trustee of such Event of Loss.
          (b) Replacement or Payment upon Event of Loss. Upon the occurrence of (x) an Event of Loss or the deemed occurrence of an Event of Loss pursuant to Section 4.06(a) or (y) an election to replace pursuant to Section 4.04(c) or 4.04(d), with respect to any Unit, the Owner shall as soon as reasonably practical and in any event within 60 days after a Responsible Officer of the Owner shall have actual knowledge of such occurrence or election give the Indenture Trustee notice of such occurrence of such Event of Loss or election to replace (which notice shall identify the Unit involved) and then within the 60-day period following such notice give the Indenture Trustee notice as to which of the following options the Owner shall elect to perform (it being agreed that if the Owner shall fail to give notice of such election, the Owner shall be deemed to have elected to perform the option set forth in Section 4.06(b)(ii)):
          (i) Upon the Owner’s election to perform under this clause (i), as promptly as practicable following such election, and in any event on or before the 90th day following the date of notice of such Event of Loss or deemed Event of Loss pursuant to Section 4.06(a), or the date the Owner exercises an option to replace pursuant to Section 4.04(c) or 4.04(d), as the case may be, the Owner shall comply with Section 4.06(c) and shall replace such Unit with a Replacement Unit of the same car type of the same or newer model year (or otherwise approved by Indenture Trustee, which approval shall not be unreasonably withheld), and free and clear of all Liens (other than Permitted Liens) and to have a fair market value, utility, remaining economic useful life and condition at least equal to the Unit so replaced (assuming such Unit was in the condition required to be maintained by the terms of this Indenture); provided that, if, at the time of such replacement, only railcars (x) of a newer model year or (y) with a greater fair market value than the replaced Units are available as Replacement Units, the Owner shall make such Replacement Unit subject to the Lien of this Indenture but the Owner may, at a later date, replace such Replacement Units with other Units that are closer in fair market value to the original replaced Units; provided further that, if the Owner shall

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
elect the option under this clause (i) within such period but shall fail to perform its obligation to effect such replacement under this paragraph (i) within the 90-day period hereinabove provided for, then at the end of such 90-day period the Owner shall immediately give the Indenture Trustee notice of such failure and specify that the Owner shall pay to Indenture Trustee on the next succeeding Payment Date that is at least 30 days after the end of such 90-day period the amounts specified in paragraph (ii) below as of such next succeeding Payment Date, and the Owner shall pay such amounts on such Payment Date provided further that the Owner shall have no right to elect replacement under this clause (i) if at the time of the notice of the Owner’s election to replace under Section 4.06(b) above a Material Default or Event of Default shall have occurred and be continuing; or
          (ii) on the Payment Date which is not less than 30 days following the date of notice of the Owner’s election to perform under this clause (ii), the Owner shall prepay the related Equipment Notes in accordance with Section 2.09(a);
provided, that if the Owner elects to replace any Unit pursuant to clause (i) above, the Owner shall not be required to replace Equipment pursuant to clause (i) above in respect of any Event of Loss more than two (2) times in any calendar year; provided that any replacement shall be made no later than the next Payment Date that is not less than 60 days from the end of the 90 day period provided for in clause (i) above, other than in respect of an Event of Loss that has occurred in such calendar year with respect to more than 5% of the Units in the aggregate (which shall be made as set forth in clause (i)).
          (c) Disposition of Equipment; Replacement of Unit. In connection with the replacement of any Unit or Units under this Section 4.06(c), the Owner will make such Unit subject to the Lien of this Indenture and (A) cause an Indenture Supplement for such Replacement Unit, to be delivered to the Indenture Trustee for execution and, upon such execution, to be filed for recordation in the same manner and within the same time periods as provided for the original Indenture Supplement, (B) furnish the Indenture Trustee with an opinion of the Owner’s counsel (which may be the Owner’s General Counsel or Assistant General Counsel) describing all filings and recordings and other actions necessary or appropriate to protect the interests of the Indenture Trustee in the Replacement Units and confirming that there are no Liens of record with the STB under the name of the Owner with respect to the Replacement Units (other than Permitted Liens), (C) furnish the Indenture Trustee with an engineer’s certificate (which may be from an employee of the Owner) certifying as to the utility, condition, model year and remaining useful life required under clause (i) of Section 4.06(b), (D) furnish to the Indenture Trustee an Officer’s Certificate certifying that the Replacement Unit has a fair market value, utility, model year and remaining economic useful life and condition at least equal to the Unit being replaced and is free and clear of all Liens (other than Permitted Liens), and (E) furnish such other documents and evidence as the Indenture Trustee, or its counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this Section 4.06(c). For all purposes hereof, (i) the Owner shall be deemed to have complied with the requirements of this Section 4.06(c) as of the date of its delivery to the Indenture Trustee of the documents and instruments referred to in the foregoing clauses (A) through (E), signed by the Owner or its counsel, as applicable, in due form for any required filing or recording, and such filing or recording shall have been made if such documents and

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
instruments have been executed and delivered by the Owner or Indenture Trustee or both of them in a timely manner, and (ii) following the transactions described in this Section 4.06(c), the Replacement Unit shall be deemed part of the Indenture Estate and the Replacement Unit shall be deemed a “Unit” of Equipment as defined herein. Upon consummation of a replacement, the Indenture Trustee shall at the Owner’s written request execute and deliver to the Owner an appropriate instrument prepared by the Owner releasing such replaced Unit from the lien of this Indenture. The Owner shall pay all reasonable out of pocket costs and expenses (including reasonable legal fees and expenses) incurred by the Indenture Trustee in connection with any replacement pursuant to this Section 4.06(c).
          (d) Eminent Domain. In the event that the use of any Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, all of the Owner’s obligations under the Operative Agreements shall continue for the duration of such requisitioning or taking. The Owner shall be entitled to receive and retain for its own account all sums payable for any such period by such governmental authority as compensation for requisition or taking of possession. Any amount referred to in this Section 4.06(d) or in Section 4.07 which is payable to the Owner shall not be paid to the Owner, or if it has been previously paid directly to the Owner, shall not be retained by the Owner, if at the time of such payment a Material Default or an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Indenture Trustee, as security for the obligations of the Owner under this Indenture, and at such time as there shall not be continuing any such Material Default or Event of Default, such amount shall be paid to the Owner.
     4.07. Insurance. The Owner will, subject to the right to self-insure as set forth below, so long as the Lien of the Indenture is in effect, at its own expense, keep or cause to be kept each Unit insured by a reputable insurance company or companies in amounts and against risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by the Owner with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of railcars. Without limiting the foregoing, the Owner will in any event:
          (a) keep each Unit of the Equipment insured against physical damage in an amount not less than 105% of the product obtained by multiplying the then aggregate unpaid principal amount of the related Equipment Note by a fraction, the numerator of which is the Equipment Cost for such Unit and the denominator of which is the aggregate Equipment Cost of all Units of the same Basic Group then included in the Indenture Estate (the “Agreed Value”); and
          (b) maintain public liability insurance naming the Indenture Trustee as an additional insured (but only with respect to liability arising out of or related to the Operative Agreements and the Equipment) against bodily injury, death or property damage arising out of the use or operation of the Equipment with general and excess liability limits of not less than $50,000,000 per occurrence or in the aggregate.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     It is understood and agreed that the insurance required hereunder may be part of a company-wide insurance program, including risk-retention and self-insurance. Any policy of insurance maintained in accordance with this Section 4.07 and any policy purchased in substitution or replacement for any of such policies shall provide that if any such insurance is cancelled or terminated for any reason whatever (other than upon normal policy expiration), the Indenture Trustee shall receive 30 days’ prior written notice of such cancellation or termination.
     4.08. Physical Damage Insurance.
          (a) The insurance maintained pursuant to Section 4.07(a) shall provide that (i) the proceeds up to the Agreed Value, for any loss or damage to any Unit shall be made to the Indenture Trustee under a standard loss payable clause, and thereafter to the Owner and (ii) the Owner will be entitled, at its own expense, to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.
          (b) In lieu of maintaining the physical damage insurance required by 4.07(a), the Owner may self-insure with respect to any or all of the insurance under the Owner’s risk management programs and in keeping with the risk management programs assumed by corporations of established reputations engaged in the same business, and provided that any such self-insurance will be comparable in all material respects to self-insurance provisions generally applicable to other comparable equipment owned by or leased to the Owner.
          (c) Any proceeds of any property insurance or third party payments for damages to any Unit received by the Owner or the Indenture Trustee (x) that are equal or less than the Threshold Amount, shall be paid over to, or retained by, the Owner and (y) that are greater than the Threshold Amount, shall be paid over to, or retained by the Indenture Trustee until the repairs referred to in clause (i) below are made as specified therein or payment of the amount required to be paid under Section 2.09(a) is made, and such entire proceeds will be paid either:
          (i) to the Owner promptly following receipt by the Indenture Trustee of a written application signed by the Owner for payment to the Owner for repairing or restoring the Units which have been damaged so long as (1) the Owner shall have complied with the applicable provisions of this Indenture, and (2) the Owner shall have certified that any damage to such Units shall have been fully repaired or restored; or
          (ii) if the Lien of this Indenture is released with respect to such Unit because of an Event of Loss and the Owner has paid the amount required to be paid under Section 2.09(a) as a result thereof, such proceeds shall be promptly paid over to, or retained by, the Owner.
     4.09. Public Liability Insurance.
          (a) The public liability insurance referred to in Section 4.07(b) shall (i) provide that in as much as such policies cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and liability for premiums, commissions, assessments or calls (which shall be solely a liability of the Owner), shall operate in the same manner as if there were a separate policy or policies covering each

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
insured, (ii) waive any rights of subrogation of the insurers against the Indenture Trustee, (iii) provide that the Indenture Trustee shall not have any responsibility for any insurance premiums, whether for coverage before or after cancellation or termination of any such policies as to the Owner and (iv) be primary without contribution from any similar insurance maintained by the Indenture Trustee.
          (b) The Owner shall use its reasonable efforts to obtain public liability insurance policies stipulating that coverage thereunder will not be invalidated (as to the Indenture Trustee) due to any action or inaction of the Owner or any other Person (other than the Indenture Trustee), but shall be under no obligation to obtain such policies containing such stipulations if they are not available to the Owner at commercially reasonable rates in the markets in which the Owner has then placed its insurance program.
          (c) In the event any public liability insurance policy or coverage thereunder which is required to be maintained under Section 4.07(b) shall not be available to the Owner in the commercial insurance market on commercially reasonable terms, the Indenture Trustee shall not unreasonably withhold its agreement to waive such requirement. The Owner shall make written request for any such waiver in writing, accompanied by written reports prepared, at the Owner’s option, either by (i) one independent insurance advisor chosen by the Owner and the Indenture Trustee or (ii) three independent insurance advisors, one chosen by the Indenture Trustee, one chosen by Owner and one chosen by the other two advisors (one of which may be the regular insurance broker of the Owner), in either case, such independent insurance advisors being of recognized national standing. The fees and expenses of all such advisors shall be paid by the Owner. The written reports required hereunder shall (x) state that such insurance (or the required coverage thereunder) is not reasonably available to the Owner at commercially reasonable premiums in the commercial insurance markets within which the Owner normally purchases its insurance from insurers, acceptable to the Owner, with a Best’s rating of A- or better for railcars of similar type and capacity and (y) explain in detail the basis for such conclusions. Upon the granting of any such waiver, the Owner shall within 15 days thereafter certify to the Indenture Trustee in writing the cost (on a fleet-wide basis) of liability insurance premiums for the coverage required by Section 4.07(b) for the immediately preceding fiscal year; and in the event that any such certificate is not received by the Indenture Trustee within such 15 day period, any such waiver shall be deemed revoked. At any time after the granting of such waiver, but not more often than once a year, the Indenture Trustee may make a written request for a supplemental report (in form reasonably acceptable to the Indenture Trustee) from such insurance advisor(s) updating the prior report and reaffirming the conclusions set forth therein. The Owner shall provide any such required supplemental report within 60 days after receipt of the written request therefor. Any such waiver shall be effective for only as long as such insurance is not reasonably available to the Owner in the commercial markets in which the Owner normally purchases its insurance at commercially reasonable rates, it being understood that the failure of the Owner to furnish timely any such supplemental report shall be conclusive evidence that such condition no longer exists. If such supplemental report shows that such coverage is available, the Owner shall within 90 days of such report obtain such insurance coverage. During any period with respect to which such waiver has been granted and remains in effect under this Section 4.09, the Owner shall obtain public liability insurance as set forth in Section 4.07(b) from such carriers, in such amounts and with coverage limits and deductibles as is prudent under the circumstances, but in any event in an amount that may be purchased for a

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
premium equal to 110% of the Owner’s cost (on a fleet-wide basis) of public liability insurance premiums for the coverage required by Section 4.07(b) for the fiscal year immediately preceding the fiscal year in which such waiver first was granted.
     4.10. Certificate of Insurance. The Owner shall, prior to the Closing Date and when the renewal certificate referred to below is sent (but in any event not less than annually), furnish the Indenture Trustee with a certificate signed by the insurer or an independent insurance broker describing the insurance then maintained by the Owner or any Permitted Lessee under a Permitted Lease pursuant to this Section. With respect to any renewal policy or policies, certificates or binders evidencing such renewal shall be furnished as soon as practicable, but in no event later than 30 days after the earlier of the date such renewal is effected or the expiration date of the original policy or policies. Simultaneously, with the furnishing of such certificate, the Owner will provide appropriate evidence, reasonably satisfactory to the Indenture Trustee, that all premiums due on such insurance have been paid.
     4.11. Additional Insurance. In the event that the Owner shall fail to maintain insurance as herein provided, in Section 4.07 or, if applicable, Section 4.09, the Indenture Trustee may at its option, upon prior written notice to the Owner (provided Owner has not procured the necessary insurance in the interim and notified the Indenture Trustee in reasonable detail of the procurement, coverage and term thereof), provide such insurance and, in such event, the Owner shall, upon demand from time to time, reimburse the Indenture Trustee for the cost thereof together with interest from the date of payment thereof at the Late Rate, on the amount of the cost to the Indenture Trustee of such insurance which the Owner shall have failed to maintain. If after the Indenture Trustee has provided such insurance, the Owner then obtains the coverage provided for in Section 4.07 which was replaced by the insurance provided by the Indenture Trustee, and the Owner provides the Indenture Trustee with evidence of such coverage reasonably satisfactory to the Indenture Trustee, the Indenture Trustee shall cancel the insurance it has provided pursuant to the first sentence of this paragraph. In such event, the Owner shall reimburse the Indenture Trustee for all costs to the Indenture Trustee of cancellation, including without limitation any short rate penalty, together with interest from the date of the Indenture Trustee’s payment thereof at the Late Rate. In addition, at any time the Indenture Trustee (either directly or in the name of Loan Participant) or the Loan Participant may at its own expense carry insurance with respect to its interest in the Units, provided that such insurance does not interfere with the Owner’s ability to insure the Equipment as required by Article IV or adversely affect the Owner’s insurance or the cost thereof, it being understood that all salvage rights to each Unit shall remain with the Owner’s insurers at all times. Any insurance payments received from policies maintained by the Indenture Trustee or the Loan Participant pursuant to the previous sentence shall be retained by the Indenture Trustee or the Loan Participant, as the case may be, without reducing or otherwise affecting the Owner’s obligations hereunder.
     4.12. Duty of Owner to Furnish. On or before April 30, 2009, and on or before each April 30 thereafter, the Owner will furnish to the Indenture Trustee an accurate statement, as of the preceding December 31, (a) showing the amount, description and reporting marks of the Units then subject to the Lien of this Indenture, the amount, description and reporting marks of all Units that may have suffered an Event of Loss during the 12 months ending on such December 31 (or since the Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Equipment as the Indenture Trustee may

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
reasonably request and (b) stating that the Owner is not aware of any condition of any Unit which would cause such Unit not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Equipment in interchange, except as specified therein.
     4.13. Inspection Rights. The Indenture Trustee shall have the right, but not the obligation, at its sole cost, expense (unless an Event of Default exists, in which event any such inspection shall be at the Owner’s expense) and risk (including, without limitation, the risk of bodily injury or death), by its authorized representatives, to inspect (a) the Equipment and the Owner’s records with respect thereto, and (b) following the occurrence of an Event of Default and during the continuance thereof, any Permitted Lease (provided, that if such Permitted Lease is subject and subordinate to this Indenture, the Indenture Trustee shall only have the right to review the subject and subordinate provision of such Permitted Lease and not any other terms or provisions thereof) and the Owner’s records with respect thereto (for the avoidance of doubt, there shall be no limitation on the right to inspect any Permitted Lease that is not subject and subordinate to this Indenture); provided, that the Indenture Trustee shall not have the right to inspect any records of the Owner with respect to any Permitted Lease or the Equipment that contain competitive or confidential information as determined by the Owner in its reasonable discretion. All inspections shall be conducted during the Owner’s normal business hours, on the Owner’s premises or in areas that are the premises of a lessee to which the Owner has reasonable access or pursuant to the Owner’s inspection rights under any Permitted Lease (provided all requests with respect to a Permitted Lease shall be made through the Owner and exercise of such inspection rights shall be made during the normal business hours of the Permitted Lessee and may not disturb any of the Permitted Lessee’s rights under the Permitted Lease), and upon reasonable prior notice to the Owner. The Owner shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of the Indenture Trustee or any prospective user, the rights of inspection granted under this Section 4.13 unless caused by the Owner’s gross negligence or willful misconduct. No inspection pursuant to this Section 4.13 shall interfere with the use, operation or maintenance of the Equipment or the ordinary course of the Owner’s or any lessee’s business. The Owner shall not be required to undertake or incur any additional liabilities in connection therewith except as is reasonably required to facilitate the normal exercise of inspection rights in accordance with the terms hereof.
ARTICLE V
REMEDIES OF THE INDENTURE TRUSTEE
UPON AN EVENT OF DEFAULT
     5.01. Events of Default. The following events shall constitute “Events of Default” and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:
          (a) default by the Owner in making any payment when due (i) of principal of, Make-Whole Amount, if any, or interest on, any Equipment Note or Equipment Notes, and the continuance of such default unremedied for 10 Business Days after the same shall have become due and payable or (ii) any other amount payable by it to the Note Holders under this Indenture or the Participation Agreement when due, and such failure shall continue for a period in excess

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
of 30 days after the Owner has received written notice from the Indenture Trustee of the failure to make such payment when due; or
          (b) The Owner shall fail to maintain in effect the insurance required by Article IV and such failure shall not have been waived as provided for therein; or
          (c) The Owner shall make or permit any lease, assignment or transfer of the Equipment or any portion thereof not permitted by this Indenture, provided that such unauthorized lease, assignment or transfer shall not constitute an Event of Default for a period of 45 days after the occurrence thereof so long as (i) such unauthorized possession is not the result of any willful action of the Owner and (ii) such unauthorized possession is capable of being cured and the Owner diligently pursues such cure throughout such 45-day period; or
          (d) The Owner shall fail to observe or perform any of the covenants or agreements to be observed or performed by the Owner in Section 5.4(d) of the Participation Agreement, and such failure shall continue unremedied for 30 days during which period the Owner diligently pursues the cure of such failure; or
          (e) any representation or warranty made by the Owner in any the Owner Agreement is untrue or incorrect in any material respect as of the date of making thereof and such untruth or incorrectness shall continue to be material and unremedied for a period of 30 days after receipt by the Owner of written notice thereof from the Indenture Trustee; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute an Event of Default hereunder for a period of 90 days after receipt of such notice so long as the Owner is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided that such untrue or incorrect representation or warranty shall be deemed to be remedied only after all adverse consequences thereof, if any, have been remedied; or
          (f) The Owner shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any corporate action to authorize any of the foregoing; or
          (g) an involuntary case or other proceeding shall be commenced against the Owner seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     (h) The Owner shall fail to observe or perform any other of the covenants or agreements to be observed or performed by the Owner under any Owner Agreement or any certificate and such failure shall continue unremedied for 30 days after notice from the Indenture Trustee to the Owner, specifying the failure and demanding the same to be remedied; provided that, if such failure is capable of being remedied, and the remedy requires an action other than, or in addition to, the payment of money, no such failure (other than one relating to the payment of such money) shall constitute an Event of Default hereunder for a period of 180 days after receipt of such notice so long as the Owner is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period;
provided that, notwithstanding anything to the contrary contained in this Indenture, (i) any failure of the Owner to perform or observe any covenant or agreement herein (for the avoidance of doubt other than related to the payment of money) shall not constitute an Event of Default if such failure is caused solely by reason of an event referred to in the definition of “Event of Loss” so long as the Owner is continuing to comply with the applicable terms of Section 4.06 and (ii) with regard to any event or condition that results from an act or omission of any lessee and that would, but for this proviso, constitute an Event of Default hereunder that cannot be cured by the Owner without repossession of the applicable Units (such event or condition, a “Lessee Default”), the occurrence or existence of such Lessee Default shall not constitute an Event of Default until the earlier of (A) 180 days after the occurrence of such Lessee Default or (B) 30 days after the Owner repossesses the applicable Units, or for such longer period (but in no event to exceed 150 days) after the Owner repossesses the applicable Units as may be necessary for the Owner to remedy such Lessee Default (such additional period being the “Additional Lease Cure Period”), so long as the Owner is proceeding diligently to effect such repossession and upon such repossession, the Owner is proceeding diligently to remedy such Lessee Default; provided, that the Additional Lease Cure Period for any Unit shall not extend beyond the Final Maturity Date.
     5.02. Acceleration; Rescission and Annulment. If an Event of Default occurs and is continuing, the Indenture Trustee may, and upon the directions of a Majority in Interest shall, subject to Section 4.04, declare the unpaid principal amount of all Equipment Notes then outstanding and accrued interest thereon to be due and payable, it being agreed that no Make-Whole Amount or other premium should be payable in such event; provided that if an Event of Default referred to in clause (f) and (g) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid principal amount of such Equipment Notes then outstanding, together with accrued but unpaid interest thereon (but without Make-Whole Amount) and all other amounts due hereunder and on or in respect of the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived. At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable and prior to the sale of any of the Indenture Estate pursuant to this Article V, a Majority in Interest, by written notice to the Owner and the Indenture Trustee, may rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Notes, and the principal on any Equipment Notes that has become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree, and (iii) all other Defaults and Events of Default, other than nonpayment of principal or interest

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
on the Equipment Notes that have become due solely because of such acceleration, have been cured or waived.
     5.03. Remedies with Respect to Indenture Estate. (a)  After an Event of Default shall have occurred and so long as such Event of Default shall be continuing, then and in every such case the Indenture Trustee, as mortgagee hereunder of the Equipment or otherwise, may, and when required pursuant to the provisions of Article VI hereof shall, exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate, and may exclude the Owner and all persons claiming under any of them wholly or partly therefrom and, without limiting the foregoing, shall have all of the rights and remedies granted to a secured creditor under Article 9 of the Uniform Commercial Code; provided, that the Indenture Trustee shall give the Owner twenty days’ prior written notice of its intention to sell any Unit (which shall be deemed “commercially reasonable”); provided that the requirement to provide such notice will be satisfied upon the giving of the notice required under clause (b) below.
          (b) The Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner once at least 20 days prior to the date of such sale or the date on which the Indenture Trustee enters into a binding contract for a private sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder or at private sale in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision herein to the contrary, the Indenture Trustee shall not sell any of the Indenture Estate or exercise any other remedies which would result in the exclusion of the Owner from the Indenture Estate or any part thereof unless a declaration of acceleration has been made pursuant to Section 5.02 or the Equipment Notes shall have otherwise been accelerated as provided therein. Any such public sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee or the holder or holders of any Equipment Notes, or any interest therein, may bid and become the purchaser at any such public sale and may bid-in the Equipment Notes in whole or in part in payment of the purchase price at any such sale. The Indenture Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as representative of the holders may exercise such right without including the holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner (in the name of the Owner or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner hereby ratifying and confirming all that such attorney or any substitute shall lawfully do

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
          (c) The Owner agrees, to the fullest extent that it lawfully may, that, in case one or more of the Events of Default shall have occurred and be continuing, then, in every such case, the Indenture Trustee may take possession of all or any part of the Indenture Estate and may exclude the Owner and all persons claiming under any of them wholly or partly therefrom. At the request of the Indenture Trustee, the Owner shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner shall fail for any reason to execute and deliver such instruments and documents to the Indenture Trustee, the Indenture Trustee may pursue all or part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of and remove the Indenture Estate. Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to any of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, control or manage the Indenture Estate, and to carry on the business and to exercise all rights and powers of the Owner relating to the Indenture Estate, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing or storage of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of holding and operating the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Indenture Estate), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee, including the reasonable expenses of the Indenture Trustee.
          (d) If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of a Unit, the Indenture Trustee shall not be obligated to use or operate such Unit or cause such Unit to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
permit or provide for the use or operation of such Unit or Equipment by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to such Unit and for public liability and property damage resulting from use or operation of such Unit and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the holders of the Equipment Notes or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.
          (e) Notwithstanding anything contained herein, so long as the Pass Through Trustee under the Pass Through Trust Agreement is the registered holder of any Equipment Note issued hereunder, the Indenture Trustee is not authorized or empowered to acquire title to any Indenture Estate or take any action with respect to any Indenture Estate so acquired by it if such acquisition or action would cause the trust created by the Pass Through Trust Agreement to fail to qualify as a “grantor trust” for federal income tax purposes.
     5.04. Rights of the Owner. Notwithstanding the provisions of this Indenture, including, without limitation, Section 5.03, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee shall not take any action contrary to, or disturb, the Owner’s rights to possession and use of, and of quiet enjoyment of, the Equipment.
     5.05. Waiver of Existing Defaults. A Majority in Interest by notice to the Indenture Trustee on behalf of all holders of the Equipment Notes may waive any past default hereunder and its consequences, except a default: (i) in the payment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Note, or (ii) in respect of a covenant or provision hereof which under Article X hereof cannot be modified or amended without the consent of the holder of each Equipment Note affected. Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
ARTICLE VI
DUTIES OF THE INDENTURE TRUSTEE
     6.01. Action upon Event of Default. If any payments of principal or interest or Make-Whole Amount, if any, on the Equipment Notes due and payable on any Payment Date shall not have been paid in full on such Payment Date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Owner and the Loan Participant specifying the amount and nature of such deficiency in payment. In the event the Indenture Trustee shall have knowledge of an Event of Default or a Default, the Indenture Trustee shall give prompt notice of such Event of Default or Default to the Owner and the Loan Participant by telegram, facsimile, or telephone (to be promptly confirmed in writing). Subject to the terms of Section 6.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default as the Trustee shall be instructed in

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
writing by a Majority in Interest. If the Indenture Trustee shall not have received instructions as above provided within 20 days after the mailing of notice of such Event of Default or such Default to the Loan Participant by the Indenture Trustee, the Indenture Trustee may, but shall not be obligated to, take such action, or refrain from taking such action, with respect to such Indenture Event of Default or Indenture Default as it shall determine to be advisable in the best interests of the Loan Participant. For all purposes of this Indenture, in the absence of actual knowledge, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default (except for the failure of the Owner to pay any principal or interest that is required to be paid directly to the Indenture Trustee within the 10 Business Days after the same shall become due or the failure of the Owner to maintain insurance as required under Section 4.07 if the Indenture Trustee shall receive notice thereof from an insurer or insurance broker) unless notified in writing by one or more Loan Participants; and “actual knowledge” (as used in the foregoing clause) of the Indenture Trustee shall mean actual knowledge of an officer in the Corporate Trust Department of the Indenture Trustee.
     6.02. Action upon Instructions. Subject to the terms of Sections 6.01 and 6.03, upon the written instructions at any time and from time to time of a Majority in Interest, the Indenture Trustee shall take such of the following actions as may be specified in such instructions (subject to the rights of the other parties thereto, except to the extent assigned hereunder) subject to and solely to the extent permitted by the terms hereof, give such notice, direction or consent, or exercise such right, remedy or power hereunder or in respect of any part or all of the Indenture Estate or take such other action as shall be specified in such instructions, it being understood that without the written instructions of a Majority in Interest the Indenture Trustee shall not take any action described above. In connection with any request for waiver, consent or supplement to this Indenture, the Indenture Trustee may request direction from the holders of the Equipment Notes.
     6.03. Indemnification. (a)  The Indenture Trustee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first two sentences thereof) or 6.02 or Article V if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk is not reasonably assured to it. The Indenture Trustee shall not be required to take any action under Section 6.01 or 6.02 or Article V, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised in writing by independent counsel that such action is contrary to the terms hereof or of the Participation Agreement, or is otherwise contrary to law.
          (b) Each Loan Participant may, but shall not be required to, participate in any indemnification of the Indenture Trustee given pursuant to paragraph (a) of this Section 6.03. Each Loan Participant so participating shall be entitled to reimbursement for such participation in accordance with Article III.
     6.04. No Duties Except as Specified in Indenture or Instructions. The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Equipment or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or the Participation Agreement, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 6.01 or 6.02; and no implied

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
duties or obligations shall be read into this Indenture against the Indenture Trustee. The Indenture Trustee nevertheless agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any liens or encumbrances on any part of the Indenture Estate, or on any properties of the Owner assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against it in its individual capacity not related to the administration of the Indenture Estate or any other transaction under this Indenture or any document included in the Indenture Estate.
     6.05. No Action Except under Indenture or Instructions. The Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Equipment or other property constituting part of the Indenture Estate except (i) as required by the terms hereof and the Participation Agreement, (ii) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture, or (iii) in accordance with the express terms hereof or with written instructions pursuant to Section 6.01 or 6.02.
     6.06. Disposition of Units. At any time and from time to time, any Unit for which the provisions of Section 4.06(c) has been satisfied may be disposed of in accordance with the provisions of Section 4.06(c), and the Owner shall, from time to time, direct the Indenture Trustee to, provided no Event of Default shall have occurred and be continuing, execute and deliver to it, or as directed in writing by the Owner, an appropriate instrument furnished by the Owner releasing such Unit from the Lien of the Indenture, but only in respect of such Unit.
     6.07. Indenture Supplements for Replacements. In the event of a Replacement Unit being substituted as contemplated by Section 4.04(d) or Section 4.06(b), the Owner and the Indenture Trustee agree for the benefit of the holders of the Equipment Notes, to execute and deliver an Indenture Supplement substantially in the form of Exhibit A hereto and execute and deliver to the Owner an appropriate instrument prepared by the Owner releasing the Unit being replaced from the Lien of the Indenture.
     6.08. Effect of Replacements. In the event of the substitution of a Replacement Unit, all provisions of this Indenture relating to the Unit or Units being replaced shall be applicable to such Replacement Unit with the same force and effect as if such Replacement Unit was the same Unit being replaced.
ARTICLE VII
THE INDENTURE TRUSTEE
     7.01. Acceptance of Trusts and Duties. The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all moneys received by it constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or negligence or willful misconduct in the case of application or investment of moneys constituting the Indenture Estate) or breach of any of its representations or warranties or covenants set forth herein or in the Participation Agreement, or the performance of its obligations under the last sentence of Section 6.04.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     7.02. Absence of Duties. Except in accordance with written instructions or requests furnished pursuant to Section 6.01 or Section 6.02 and except as provided in, and without limiting the generality of, Section 6.04, the Indenture Trustee shall have no duty (i) to see to any registration of the Equipment or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Equipment or to effect or maintain any such insurance, whether or not the Owner shall be in default with respect thereto, (iii) to confirm, verify or inquire into the failure to receive any financial statements of the Owner or (iv) to inspect the Equipment at any time or ascertain or inquire as to the performance or observance of any of the Owner’s covenants with respect to the Equipment. Notwithstanding the foregoing, the Indenture Trustee will furnish to any Loan Participant, so long as such Loan Participant or its nominees shall hold any of the Equipment Notes, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under this Indenture.
     7.03. No Representations or Warranties as to the Equipment or Documents. The Indenture Trustee has not made nor shall it be deemed to have made (i) any representation or warranty, express or implied, as to the value, condition, design, operation, merchantability or fitness for use of the Equipment or as to their title thereto, or any other representation or warranty with respect to the Equipment whatsoever, or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Participation Agreement, the Equipment Notes, any Indenture Supplement or any other document or instrument or as to the correctness of any statement contained in any thereof (except as to the representations and warranties made by the Indenture Trustee in its individual capacity in Section 3.2 of the Participation Agreement.
     7.04. No Segregation of Moneys; No Interest; Investments. (a)  Subject to Section 7.04(b), no moneys received by the Indenture Trustee hereunder need be segregated in any manner except to the extent required by law, and any such moneys may be deposited under such general conditions for the holding of trust funds as may be prescribed by law applicable to the Indenture Trustee, and, except as otherwise agreed by the Indenture Trustee, it shall not be liable for any interest thereon.
          (b) Any amounts held by the Indenture Trustee pursuant to the express terms of this Indenture and not required to be distributed as herein provided shall be invested and reinvested by the Indenture Trustee from time to time in Specified Investments at the written direction and at the risk and expense of the Owner, except that in the absence of any such direction, such amounts need not be invested and reinvested and except that after an Event of Default shall have occurred and be continuing, such amounts shall be so invested and reinvested by the Indenture Trustee in Indenture Investments. Any net income or gain realized as a result of any such investments or reinvestment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same times, on the same conditions and in the same manner as the amounts in respect of which such income or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held and if no Event of Default shall have occurred and be continuing any excess shall be paid to the Owner. Any such Specified Investments or Indenture Investments may be sold or otherwise reduced to cash (without regard to maturity date) by the Indenture Trustee

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
whenever necessary to make any application as required by such provisions. The Indenture Trustee shall have no liability for any loss resulting from any such investment or reinvestment other than by reason of the willful misconduct or gross negligence of the Indenture Trustee.
     7.05. Reliance; Agents; Advice of Counsel. The Indenture Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by an officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the reasonable expense of the Indenture Estate, consult with independent counsel, accountants and other skilled persons to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other skilled persons acting within such persons’ area of competence (so long as the Indenture Trustee shall have exercised reasonable care in selecting such persons).
     7.06. Not Acting in Individual Capacity. The Indenture Trustee acts hereunder solely as trustee hereunder and not in its individual capacity unless otherwise expressly provided; and all Persons, other than the holders of Equipment Notes to the extent expressly provided in this Indenture, having any claim against the Indenture Trustee by reason of the transactions contemplated hereby shall, subject to the Lien and priorities of payment as herein provided, look only to the Indenture Estate for payment or satisfaction thereof.
ARTICLE VIII
CERTAIN LIMITATIONS ON INDENTURE TRUSTEE’S RIGHTS
     The Indenture Trustee agrees that it shall have no right against the holders of the Equipment Notes or the Indenture Estate (except in the case of the Indenture Trustee as expressly provided in Section 3.03 or 5.03 hereof) for any fee as compensation for its services hereunder or any expenses or disbursements incurred in connection with the exercise and performance of its powers and duties hereunder or any indemnification against liability which it may incur in the exercise and performance of such powers and duties but, on the contrary, shall look solely to the Owner for such payment and indemnification and that it shall not have any lien on nor security interest in the Indenture Estate as security for such compensation, expenses, reasonable counsel fees, if any, disbursements and indemnification.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
ARTICLE IX
SUCCESSOR TRUSTEES
     9.01. Resignation of Indenture Trustee; Appointment of Successor. The resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee’s acceptance of appointment as provided in this Section 8.02. The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days’ prior written notice to the Owner and the holders of the Equipment Notes. A Majority in Interest may at any time (but only with the consent of the Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Indenture Trustee without cause by an instrument in writing delivered to the Owner and the Indenture Trustee. The Owner may remove the Indenture Trustee if: (1) the Indenture Trustee fails to comply with Section 8.02(c); (2) the Indenture Trustee is adjudged bankrupt or insolvent; (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or (4) the Indenture Trustee becomes incapable of performing its duties hereunder.
          (a) In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest shall promptly appoint a successor Indenture Trustee, which successor, so long as no Event of Default shall have occurred and be continuing, shall be subject to the consent of the Owner, such consent not to be unreasonably withheld. If a successor Indenture Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Indenture Trustee gives notice of resignation or is removed as provided above, the retiring Indenture Trustee, the Owner or a Majority in Interest may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided in the proviso to the first sentence of this paragraph (a) within one year from the date of the appointment by such court.
          (b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Owner and to the predecessor Indenture Trustee an instrument accepting such appointment, and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless, upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Indenture Trustee, and such Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee hereunder.
          (c) The Indenture Trustee shall be a bank or trust company organized under the laws of the United States or any State thereof having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
          (d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Indenture Trustee under this Indenture without further act.
ARTICLE X
SUPPLEMENTS AND AMENDMENTS
TO THIS INDENTURE AND OTHER DOCUMENTS
     10.01. Supplemental Indentures without Consent of Holders. (a)  The Owner and the Indenture Trustee, at any time and from time to time, without notice to or the consent of any holders of any Equipment Notes, may enter into one or more indentures supplemental hereto for any of the following purposes:
          (i) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture any Unit or Units substituted for any Unit or Units in accordance with this Indenture; provided, however, that Indenture Supplements entered into for the purpose of subjecting to the Lien of this Indenture any Unit or Units substituted for any in accordance with this Indenture need only be executed by the Owner; or
          (ii) to evidence the succession of an entity as the Owner and the assumption by any such successor of the covenants of the Owner herein and in the Equipment Notes contained, or to evidence (in accordance with Article VIII) the succession of a new Indenture Trustee hereunder; or
          (iii) to add to the covenants of the Owner, for the benefit of the holders of the Equipment Notes, or to surrender any right or power herein conferred upon the Owner; or
          (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the holders of the Equipment Notes.
          (b) Supplemental Indentures with Consent of Majority In Interest. The Indenture Trustee agrees with the Note Holders that, except as expressly provided in Section 10.01, it shall not enter into any amendment, waiver or modification of, supplement or consent to this Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver, modification or consent is consented to in writing by a Majority in Interest, and upon the written request of a Majority in Interest, the Indenture Trustee

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification) consented to by a Majority in Interest; provided, however, without the consent of each holder of an Equipment Note affected thereby, no such supplemental agreement shall:
          (i) change the final maturity of the principal of any Equipment Note, or change the dates or amounts of payment of any installment of the principal of, Make-Whole Amount, if any, or interest on any Equipment Note, or reduce the principal amount thereof or the Make-Whole Amount, if any, or interest thereon, or change to a location outside the United States the place of payment where, or the coin or currency in which, any Equipment Note or the Make-Whole Amount, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or Make-Whole Amount, if any, or interest on or after the date such principal or Make-Whole Amount, if any, or interest becomes due and payable; or
          (ii) create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture except such as are permitted by this Indenture, or deprive any holder of an Equipment Note of the benefit of the Lien on the Indenture Estate created by this Indenture; or
          (iii) reduce the percentage in principal amount of the Equipment Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture; or
          (iv) modify any provisions of this Section 9.01(b), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Equipment Note affected thereby; or
          (v) reduce, modify or amend any indemnities payable to the Note Holders.
     10.02. Indenture Trustee Protected. If in the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 9.01 adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture or the Participation Agreement, the Indenture Trustee may in its discretion decline to execute such document.
     10.03. Request of Substance, Not Form. It shall not be necessary for the consent of the holders of Equipment Notes under Section 9.01(b) to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     10.04. Documents Mailed to Holders. Promptly after the execution by the Indenture Trustee of any document entered into pursuant to Section 9.01(b), the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each holder of an Equipment Note at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.
ARTICLE XI
MISCELLANEOUS
     11.01. Termination of Indenture. (a) With respect to each Unit, this Indenture and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon the payment in full of the principal amount of and interest on all Equipment Notes outstanding hereunder and all other sums payable to the Indenture Trustee and the holders of the Equipment Notes hereunder and under such Equipment Notes and under the Participation Agreement. Upon such termination, the Indenture Trustee shall, upon the written request of the Owner, execute and delivery to, or as directed in writing by, the Owner an appropriate instrument (in due form for recording) furnished by the Owner releasing the Collateral from the Lien of this Indenture.
          (b) Upon the payment in full of the principal amount of and interest on all Equipment Notes outstanding with respect to a Basic Group and other amounts due and owing in respect of such Equipment Notes, this Indenture and the trust created hereby shall terminate with respect to such Basic Group and this Indenture shall be of no further force or effect with respect to such Basic Group and the Indenture Trustee shall execute and deliver to, or as directed in writing by, the Owner an appropriate instrument (in due form for recording) furnished by the Owner releasing such Basic Group from the Lien of this Indenture.
     11.02. No Legal Title to Indenture Estate in Holders. No holder of an Equipment Note shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title and interest of any holder of an Equipment Note in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or the trusts hereunder or entitle any successor or transferee of such holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.
     11.03. Sale of Equipment by Indenture Trustee is Binding. Any sale or other conveyance of the Equipment by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the holders of the Equipment Notes and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner and such holders of the Equipment Notes in and to the Equipment. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.
     11.04. Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.
     11.05. Discontinuance of Proceedings. In case the Indenture Trustee shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Owner and the Indenture Trustee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).
     11.06. Indenture and Equipment Notes for Benefit of Owner, Indenture Trustee and Holders Only. Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the Owner, the Indenture Trustee and the holders of the Equipment Notes any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Note.
     11.07. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (ii) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (iii) in the case of notice by such facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (i) or (ii), in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:
If to the Loan Participant:
U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Mail Code: EX-DE-WDAW
Wilmington, DE 19801
Attention: Corporate Trust Services
Ref: GATX Trust No. 2008-2
Facsimile: (302) 576-3717
If to the Indenture Trustee:

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
U.S. Bank National Association
225 Asylum Street, 23rd Floor
Hartford, CT 06103
Attention: Corporate Trust Services (GATX Trust 2008-2)
Facsimile: (860) 241-6881

If to the Owner:
GATX Corporation
222 West Adams Street
Chicago, Illinois 60606
Attention:      Treasurer
                       (GATX Trust No. 2008-2)
Fax No.:       (312) 621-6645
Confirmation No.:   (312) 621-6200
     Notwithstanding the foregoing provisions, for purposes of Sections 5.01, 5.02, 6.01 and 6.02, written notice shall be deemed given when it is in fact received (by mail or otherwise) by any addressee at the respective addresses specified above.
     11.08. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any inconsistency or conflict between any provision of this Indenture and any provision of the Trust Agreement, such provision in this Indenture shall govern and control.
     11.09. Separate Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument.
     11.10. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner and its successors and permitted assigns, and the Indenture Trustee and its successors and permitted assigns, and each holder of an Equipment Note, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any holder of an Equipment Note shall bind the successors and assigns of such holder.
     11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     11.12. Governing Law. This Indenture shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     11.13. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Indenture Trustee or any affiliate of the Indenture Trustee may enter into commercial banking or other financial transactions, and conduct banking or other commercial relationships, with the Owner or any holder of an Equipment Note fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.
     11.14. No Recourse Against Others. No director, officer, employee or stockholder, as such, of the Indenture Trustee shall have any liability for any obligations of the Indenture Trustee or under the Equipment Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of the Equipment Notes by accepting an Equipment Note waives and releases all such liability. The waiver and release are part of the consideration of the Equipment Notes.
*   *   *

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers or attorneys-in-fact, as the case may be, thereunto duly authorized, as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:
Name:
Title:

GATX CORPORATION, as Owner
By:
Name:
Title:

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
EXHIBIT A
TRUST INDENTURE SUPPLEMENT NO. _
(GATX Trust No. 2008-2)
     This INDENTURE SUPPLEMENT NO.___(GATX Trust No. 2008-2), dated                     , ___(this “Indenture Supplement”), of GATX CORPORATION, a New York corporation (the “Owner”);
W I T N E S S E T H:
     WHEREAS, the Trust Indenture and Security Agreement (GATX Trust No. 2008-2) dated as of November ___, 2008 (the “Indenture”), between the Owner and U.S. Bank National Association as Indenture Trustee (the “Indenture Trustee”), provides for the execution and delivery of Indenture Supplements thereto substantially in the form hereof each of which shall particularly describe the Units and shall specifically mortgage such Units to the Indenture Trustee;
     WHEREAS, the Indenture includes the Equipment described in Schedule 1 hereto; and
     [WHEREAS, an executed counterpart of the Indenture is attached to this Indenture Supplement;]
     NOW, THEREFORE, in order to secure the prompt payment of the principal of, and premium, if any, and interest on all of the Equipment Notes from time to time outstanding under the Indenture and the performance and observance by the Owner of all the agreements, covenants and provisions in the Indenture, in the Participation Agreement and in the Equipment Notes for the benefit of the holders of the Equipment Notes, subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and of the acceptance of the Equipment Notes by the holders thereof, and of the sum of $1.00 paid to the Owner by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Owner has sold, assigned, transferred, pledged and confirmed, and does hereby sell, assign, transfer, pledge and confirm, a security interest in and mortgage lien on all right, title and interest of the Owner in and to the property comprising the Equipment described in Schedule 1 hereto to the Indenture Trustee, its successors and assigns, in the trust created by the Indenture for the benefit of the holders from time to time of the Equipment Notes.
     To have and to hold all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the holders from time to time of the Equipment Notes and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.
     This Supplement shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

EXHIBIT A

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     AND FURTHER, the Owner hereby acknowledges that the Equipment described in Schedule 1 hereto has been delivered to the Owner and is included in the property of the Owner, subject to the pledge or mortgage thereof under the Indenture.
*   *   *

EXHIBIT A

[Trust Indenture and Security Agreement (GATX Trust No. 2008-2)]
     IN WITNESS WHEREOF, the Owner has caused this Indenture Supplement to be duly executed by one of its duly authorized officers, as of the day and year first above written.

GATX CORPORATION, as Owner
By:
Name:
Title:

EXHIBIT A

*
APPENDIX A
Participation Agreement
Trust Indenture and Security Agreement
(GATX Trust No. 2008-2)
DEFINITIONS
General Provisions
     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined. In the case of any conflict between the provisions of this Appendix A and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.
     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended, supplemented and otherwise modified from time to time, (ii) references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties and (iii) references to statutes and laws shall mean and include such statutes and laws as the same may be amended, supplemented and otherwise modified from time to time.
Defined Terms
     “AAR” shall mean the Association of American Railroads or any successor thereto.
     “Affiliate” of any Person shall mean any other Person which directly or indirectly controls, or is controlled by, or is under a common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.
     “After-Tax Basis” shall mean, with respect to any payment received or accrued by any Person, that the amount of such payment is supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person imposed by any taxing authority by reason of the receipt or accrual of such payments, shall be equal to the payment due to such Person.
     “Average Life Date” shall mean, with respect to an Equipment Note, the date which follows the prepayment date or, in the case of an Equipment Note not being prepaid, the date of such determination by a period equal to the Remaining Weighted Life of such Equipment Note.

[Appendix A]
     “Bankruptcy Code” shall mean the United States Bankruptcy Reform Act of 1978, as amended from time to time, 11 U.S.C. §101 et. seq.
     “Basic Group” shall mean each of the seven basic groups of Equipment designated in Schedule 1 to the Participation Agreement.
     “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York, Chicago, Illinois, and the city and state in which the corporate trust office of the Indenture Trustee at which the Indenture is administered is located.
     “Certificateholder” shall mean the Person in whose name a Pass Through Certificate is registered in the register for Pass Through Certificates of a particular series.
     “Claims” shall have the meaning specified in Section 6.1 of the Participation Agreement.
     “Closing Date” shall have the meaning specified in Section 2.1 of the Participation Agreement.
     “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     “Debt Rate” shall mean a rate equal to the interest per annum borne by the Equipment Notes (computed on the basis of a 360-day year of twelve 30-day months).
     “Default” shall mean an Event of Default or an event which with notice or the lapse of time or both would become an Event of Default.
     “Determination Date” shall mean the second (2) day of any calendar month.
     “Equipment” shall mean collectively those items of railroad rolling stock described in the Indenture Supplements, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof.
     “Equipment Cost” shall mean, for each Unit, the amount set forth in Schedule 1 to the Participation Agreement with respect to such Unit. Notwithstanding anything in the Operative Agreements to the contrary, the Equipment Cost for any Replacement Unit shall be deemed to be the Equipment Cost or deemed Equipment Cost of the Unit it replaced.
     “Equipment Notes” or “Notes” shall mean the Equipment Notes, each to be substantially in the form therefor set forth in Section 2.01 of the Indenture, issued by the Owner pursuant to Section 2.02 of the Indenture, and authenticated by the Indenture Trustee, in principal amounts, maturities and bearing interest at the rates and payable as provided in Section 2.02 of the Indenture and secured as provided in the Granting Clause of the Indenture, and shall include any Equipment Notes issued in exchange therefor or replacement thereof pursuant to Section 2.06 or 2.07 of the Indenture. A “related” Equipment Note, when used with respect to any Unit or Units of Equipment, shall mean the Equipment Note issued with respect to the Basic Group to which such Unit belongs.

5

[Appendix A]
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law.
     “Event of Default” shall have the meaning specified in Section 5.01 of the Indenture.
     “Event of Loss” shall have the meaning specified in Section 4.06 of the Indenture.
     “Final Maturity Date” shall mean November 15, 2013.
     “FRA” shall mean the Federal Railroad Administration or any successor thereto.
     “Hazardous Substances” shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law or the equivalent under applicable foreign laws including, without limitation, any materials, waste or substance which is (a) petroleum, (b) asbestos, (c) polychlorinated biphenyls, (d) defined as a “hazardous material,” “hazardous substance” or “hazardous waste” under applicable local, state or federal law or the equivalent under applicable foreign laws, (e) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, (f) defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, or (g) defined as “hazardous substances” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act.
     “Indemnified Person” shall have the meaning specified in Section 6.1(b) of the Participation Agreement.
     “Indenture Agreements” shall mean any document, contract, agreement or instrument from time to time assigned or pledged under the Indenture.
     “Indenture” or “Trust Indenture” shall mean the Trust Indenture and Security Agreement (GATX Trust No. 2008-2), dated as of November 6, 2008 between the Owner and the Indenture Trustee. The term “Indenture” shall include, except where the context otherwise requires, each Indenture Supplement entered into pursuant to the terms of the Indenture.
     “Indenture Estate” shall have the meaning specified in the Granting Clause of the Indenture.
     “Indenture Investment” shall mean any obligation issued or guaranteed by the United States of America or any of its agencies for the payment of which the full faith and credit of the United States of America is pledged.
     “Indenture Supplement” shall mean an Indenture Supplement (GATX Trust No. 2008-2) dated the Closing Date or the date that any Replacement Unit is subjected to the lien and security interest of the Indenture, substantially in the form of Exhibit A to the Indenture, by the Owner, covering the Units delivered on the Closing Date or such Replacement Unit, as the case may be. A “related” Indenture Supplement, when used with respect to any Unit or Units of

6

[Appendix A]
Equipment, shall mean the Indenture Supplement under which such Unit or Units of Equipment is or are included in the Indenture Estate.
     “Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, as trustee under the Indenture and its successors thereunder.
     “Indenture Trustee Agreements” shall mean the Operative Agreements to which the Indenture Trustee is or will be a party.
     “Interchange Rules” shall mean the interchange rules or supplements thereto of the Mechanical Division of the Association of American Railroads, as the same may be in effect from time to time.
     “Investment Banker” shall mean an independent investment banking institution of national standing appointed by Owner or, if the Indenture Trustee does not receive notice of such appointment at least ten days prior to a scheduled prepayment date or if an Event of Default shall have occurred and be continuing, appointed by the Indenture Trustee.
     “Late Rate” shall mean the lesser of 2% over the Debt Rate and the maximum interest rate from time to time permitted by law.
     “Lien” shall mean any mortgage, pledge, security interest, lien, encumbrance, lease, disposition of title or other charge of any kind on property.
     “Loan Participant” or “Note Holder” shall mean and include each registered holder from time to time of an Equipment Note issued under the Indenture, including, so long as it holds any Equipment Notes issued thereunder, the Pass Through Trustee under the Pass through Trust Agreement.
     “Majority In Interest” as of a particular date of determination shall mean with respect to any action or decision of the holders of the Equipment Notes, the holders of more than 50% in aggregate unpaid principal amount of the Equipment Notes, if any, then outstanding which are affected by such decision or action, excluding any Equipment Notes held by the Owner or an Affiliate of the Owner unless all Equipment Notes are so held.
     “Make-Whole Amount” shall mean, with respect to the principal amount of any Equipment Note to be prepaid on any prepayment date pursuant to Section 2.09(b) of the Indenture, the amount which the Investment Banker determines as of the third Business Day prior to such prepayment date to equal the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal and interest from the prepayment date to maturity of such Equipment Note, discounted semi-annually on each May 15 and November 15 at a rate equal to the Treasury Rate plus 50 basis points per annum, based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Equipment Note plus any accrued but unpaid interest thereon.
     “Material Default” shall mean a Default pursuant to Sections 5.01(a), 5.01(f) or 5,01(g) of the Indenture.

7

[Appendix A]
     “Modification” shall have the meaning specified in Section 4.05(b) of the Indenture.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Non-Severable Modification” shall mean any Modification that is not readily removable without impairing the value, utility or remaining useful life of the Equipment or any Unit immediate prior to removal of such modification, other than in a de minimis nature.
     “Non-U.S. Person” means a Person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
     “Officer’s Certificate” shall mean a certificate signed (i) in the case of a corporation by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, (iii) in the case of a limited liability company, any Member, Manager or other individual authorized to execute such document on behalf of the company, and (iv) in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, or any other officer or assistant officer customarily performing the functions similar to those performed by the persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
     “Operative Agreements” shall mean the Participation Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplement, the Pass Through Certificates, the Equipment Notes, the Indenture, the Indenture Supplements and the Underwriting Agreement.
     “Owner” shall mean GATX Corporation, a New York corporation, and its successors and permitted assigns.
     “Owner Agreements” shall mean the Operative Agreements to which Owner is or will be a party.
     “Participation Agreement” shall mean the Participation Agreement (GATX Trust 2008-2) dated as of November 6, 2008, among the Owner, the Pass Through Trustee and the Indenture Trustee.
     “Pass Through Certificates” shall mean each of the Pass Through Certificates issued pursuant to the Pass Through Trust Supplement and the Pass Through Trust Agreement.
     “Pass Through Trust Agreement” shall mean the Pass Through Trust Agreement, dated as of November 6, 2008, between the Owner and the Pass Through Trustee.
     “Pass Through Trust Supplement” shall mean Trust Supplement No. 2008-2 dated November 6, 2008 between the Owner and the Pass Through Trustee which supplements the Pass Through Trust Agreement (i) by creating a separate trust for the holders of certain Pass

8

[Appendix A]
Through Certificates, (ii) by authorizing the issuance of such Pass Through Certificates and (iii) by establishing the terms of such Pass Through Certificates.
     “Pass Through Trustee” shall mean U.S. Bank Trust National Association, a national banking association, in its capacity as trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, and each other person which may from time to time be acting as successor trustee under the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplement.
     “Pass Through Trustee Agreements” shall mean the Operative Agreements to which the Pass Through Trustee is or will be a party.
     “Payment Date” shall mean each May 15 and November 15 of each year, commencing May 15, 2009, provided that if any such date shall not be a Business Day, then the “Payment Date” shall be the next succeeding Business Day.
     “Permitted Lease” shall have the meaning specified in Section 4.04(c) of the Indenture.
     “Permitted Lessee” means the lessee under a Permitted Lease.
     “Permitted Liens” with respect to the Equipment and each Unit thereof shall mean: (i) the rights of the Indenture Trustee and the Loan Participant under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (ii) Liens attributable to Indenture Trustee (both in its capacity as trustee under the Indenture and in its individual capacity); (iii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or impair the Lien of the Indenture; (iv) any Liens of mechanics, suppliers, materialmen, laborers, employees, repairmen and other like Liens arising in the ordinary course of Owner’s (or if a lease is then in effect, any lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings so long as there exists no material risk of sale, forfeiture, loss, or loss of or interference with use or possession of any Unit or impair the Lien of the Indenture; (v) Liens arising out of any judgment or award against the Owner (or any Permitted Lessee) with respect to which an appeal or proceeding for review is being presented in good faith and for the payment of which adequate reserves have been provided as required by generally accepted accounting principles or other appropriate provisions have been made and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and there exists no material risk of sale, forfeiture, loss, or loss of or interference with the use or possession of any Unit or any interest therein or impair the Lien of the Indenture, and (vi) salvage rights of insurers under insurance policies maintained pursuant to Section 4.07 of the Indenture.
     “Person” shall mean an individual, partnership, limited liability company, corporation, trust, association or unincorporated organization, and a government or agency or political subdivision thereof.
     “Prospectus” shall mean the Prospectus relating to the Pass Through Certificates.

9

[Appendix A]
     “Rating Agencies” means, collectively, Moody’s and Standard & Poor’s.
     “Related Indemnitee Group” shall have the meaning specified in Section 6.1(b) of the Participation Agreement.
     “Remaining Weighted Average Life” shall mean, with respect to any date of prepayment or any date of determination of any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining principal payment on such Equipment Note by (ii) the number of days from and including the prepayment date or date of determination to but excluding the scheduled payment date of such principal payment by (b) the unpaid principal amount of such Equipment Notes.
     “Replacement Unit” shall mean a hopper car, gondola car or tank car, as the case may be, which will be subjected to the Lien of the Indenture pursuant to Section 4.06(c) of the Indenture.
     “Required Modification” shall have the meaning specified in Section 4.05(a) of the Indenture.
     “Responsible Officer” shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Operative Agreement, the President, or any Vice President, Treasurer or other officer, who in the normal performance of his operational responsibility would have knowledge of such matters and the requirements with respect thereto.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security” shall have the same meaning as in Section 2(1) of the Securities Act.
     “Series” shall mean each series of Equipment Notes issued under the Indenture, one with respect to each Basic Group.
     “Severable Modification” shall mean any Modification that is readily removable without causing material damage to the Equipment or any Unit and without diminishing the value, utility or useful life of such Unit below the value, utility or useful life of such Unit immediately prior to such Modification, assuming that such Unit was then in the condition required to be maintained by the terms of the Indenture, other than in a de minimis nature and for the avoidance of doubt is not a Required Modification.
     “Specified Investments” shall mean (i) direct obligations of the United States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America, (iii) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee if such conditions are met), and (iv) repurchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in

10

[Appendix A]
clauses (i) and (iii) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a “Specified Investment” unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.
     “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Inc.
     “STB” shall mean the Surface Transportation Board of the United States Department of Transportation or any successor thereto.
     “Subsidiary” of any Person shall mean any corporation, association, or other business entity of which more than 50% (by number of votes) of the voting stock at the time outstanding shall at the time be owned, directly or indirectly, by such Person or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by such Person and any one or more such Subsidiaries.
     “Taxes” shall mean all taxes (including, without limitation, income, gross receipts, franchise, sales, use, rental, turnover, business, occupation, excise, value-added, tangible and intangible personal property and stamp taxes), levies, assessments, imposts, duties, charges or withholdings of any nature, together with any and all penalties, additions to tax, fines or interest thereon imposed by any federal, state or local government, political subdivision, or taxing authority in the United States or its possessions, by any government or taxing authority of or in a foreign country or by any international authority , upon, with respect to or in connection with:
     (i) the Equipment or any Unit or part of any of the Equipment or interest therein;
     (ii) acquisition, financing, ownership, leasing, possession, purchase, acceptance, rejection, condition, registration, return, use, storage, operation, return, transfer of title, maintenance, repair, improvement, replacement, substitution, delivery, redelivery, non-delivery, transport, preparation, assembly, insurance, construction, manufacture, insuring, modification, transfer, control, occupancy, servicing, mortgaging, location, refinancing, disposition, subleasing, repossession, abandonment, sale or other application or disposition of or with respect to the Equipment or any Unit or part of any of the Equipment or interest therein;
     (iii) the rental payments, receipts or earnings arising from any Unit of Equipment or payable pursuant to any Permitted Lease;
     (iv) the Equipment Notes, their issuance, acquisition, transfer or refinancing or the payment of principal, interest or premium or other amounts with respect thereto; and
     (v) the Operative Agreements or otherwise in connection with the transactions contemplated thereby.
     “Threshold Amount” shall mean $5,000,000.
     “Total Equipment Cost” shall mean the sum of the Equipment Costs for each Unit.

11

[Appendix A]
     “Transaction Expenses” means (subject in each case to any fee cap or other arrangement previously agreed with Owner): (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the negotiation, execution and delivery of the Operative Agreements of (1) Shipman & Goodwin LLP, special counsel for Indenture Trustee, and (2) special STB and Canadian counsel, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Owner and (iii) the initial fee and reasonable and actual disbursements of Indenture Trustee under the Indenture.
     “Treasury Rate” shall mean with respect to prepayment of each Equipment Note, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) means “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) means the latest H.15(519) which is published prior to the close of business on the third Business Day preceding the scheduled prepayment date.
     “Trustee” shall mean each of the Indenture Trustee or the Pass Through Trustee and “Trustees” shall mean the Indenture Trustee and the Pass Through Trustee, collectively.
     “Underwriters” shall mean the underwriters named on Schedule I to the Underwriting Agreement.
     “Underwriting Agreement” shall mean that certain Underwriting Agreement between the Owner and the Underwriters, pertaining to the sale of the Pass Through Certificates.
     “Unit” shall mean each unit or item of Equipment.
     “U.S. Bank” shall mean U.S. Bank National Association.
     “USBT” shall mean U.S. Bank Trust National Association.

12